Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

Pelion Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1357906
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1455 Dixon Avenue, Suite 300,
Lafayette, Colorado 80026
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:    None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value.
Redeemable Common Stock Purchase Warrants.

Item 1.    Description of Registrant’s Securities to be Registered.

The information called for by this Item 1 is incorporated herein by reference to the section entitled “Description of Securities” in the Prospectus portion of the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

Item 2.    Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 11, 2002

PELION SYSTEMS, INC.

By:	/s/ THOMAS PLUNKETT
Thomas Plunkett, Chief Executive Officer

EXHIBIT INDEX

Exhibit

1.1	Specimen of Common Stock certificate—incorporated by reference to Exhibit 4.1 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

1.2	Specimen of Redeemable Common Stock Purchase Warrant—incorporated by reference to Exhibit 4.2 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

2.1	Registrant’s Articles of Incorporation, as amended—incorporated by reference to Exhibit 3.1 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

2.2	Registrant’s Bylaws, as amended—incorporated by reference to Exhibit 3.2 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.